Exhibit 21

                           Subsidiaries of the Company


        International Building Technologies, Inc., a Nevada corporation *

    International Building Technologies Co., Ltd., a Hong Kong corporation**

           Scottsdale Diecast, Inc., a Nevada corporation (inactive)**

          Quadriga MotorSports, Inc., a Nevada corporation (inactive)**

----------
*    An 80% owned subsidiary of the Company.
**   Owned  100%  by  International  Building   Technologies,   Inc.,  a  Nevada
     corporation.